UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

December 17, 2021

(Date of Report - Date of Earliest Event Reported)

FIRSTCASH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10960	75-2237318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street Fort Worth Texas 76102

(Address of principal executive offices, including zip code)

(817) 335-1100

(Registrant’s telephone number, including area code)

FIRSTCASH, INC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FCFS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 17, 2021, FirstCash Holdings, Inc. (the “Company”), the successor issuer to FirstCash, Inc. (“FirstCash”), completed its previously announced acquisition of American First Finance LLC (“AFF”), pursuant to that certain Business Combination Agreement, dated as of October 27, 2021 and as amended, by and among the Company, FirstCash, Atlantis Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub” and together with FirstCash and the Company, the “FirstCash Parties”), AFF and the seller parties (as defined in the Agreement), including Doug Rippel, AFF’s founder and executive chairman (“Rippel”) (the “Agreement”).

Pursuant to the Agreement, the Company acquired all of the outstanding equity interests of AFF (the “AFF Acquisition”) from the seller parties in exchange for a base purchase price consisting of approximately 8.05 million shares of common stock (“Common Stock”) of the Company (the “Stock Consideration”) and $406 million in cash, subject to certain adjustments including a net debt adjustment (the “Cash Consideration”), and the right to receive a $25 million working capital payment payable at the end of 2022 (the “Working Capital Payment”), and the right to receive up to an additional $300 million of consideration and $75 million of consideration, subject to the achievement by AFF of certain performance metrics and the performance of the Company’s common stock into the first quarter of 2022, respectively (the “Contingent Payments”).

Pursuant to the Agreement, the shares of Common Stock issued in connection with the AFF Acquisition were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) by reason of Section 4(a)(2) thereof. Contemporaneously with the closing, the Company and certain of the seller parties entered into a Registration Rights Agreement, dated December 17, 2021 (the “Registration Rights Agreement”), pursuant to which the Company has granted the seller parties certain demand registration rights whereby the Company will file a shelf registration statement under the Securities Act to register the resale of all of the shares of Common Stock issued as Stock Consideration to the seller parties, provided, however, that in no event shall the Company be required to file such registration statement prior to the six month anniversary of the closing of the AFF Acquisition.

The foregoing descriptions of the Agreement (and related transactions) and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the Agreement and the first amendment thereto, which were filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2021 and as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2021, respectively, and (ii) the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information reported above under Item 2.01 of this Current Report on Form 8-K regarding the Stock Consideration is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Agreement provided that Rippel would be appointed to the board of directors of the Company (the “Board”) following the consummation of the AFF Acquisition. Pursuant to the Agreement and effective on December 17, 2021 following the consummation of the AFF Acquisition, the Board increased the size of the Board to eight directorships and appointed Rippel to the board of directors of the Company (the “Board”) to serve on the class of directors whose term expires at the 2024 annual meeting of the Company stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, removal or disqualification.

Mr. Ripple, age 55, is the founder of AFF and served as AFF’s chief executive officer between 2013 and 2021. From 1997 to 2012, Mr. Ripple served as chief executive officer of CURO Group Holdings Corp. (“Curo”), a publicly traded, technology-enabled consumer finance company serving a wide range of non-prime customers. Mr. Ripple currently serves as the executive chairman of the board of directors of CURO, a position he has held since 2012.

Ripple will participate in the annual compensation package for non-employee directors in accordance with the Company’s non-employee director compensation program.

Ripple is the indirect owner of the Seller (as defined in the Agreement) and as a result has a material interest in the Stock Consideration, Cash Consideration, Working Capital Payment and Contingent Payments under the Agreement and the other transactions contemplated by the Agreement. Furthermore, AFF leases certain real property from an entity controlled by Rippel and obtains certain call center services from an entity controlled by Rippel.

Item 7.01	Regulation FD Disclosure

On December 17, 2021, the Company issued a press release announcing the completion of the AFF Acquisition and the Company’s holding company reorganization. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not deemed to be “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company (or its successor) pursuant to the Securities Act other than to the extent that such filing incorporates by reference any or all of such information by express reference there

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of AFF

The historical audited consolidated financial statements of AFF as of and for the years ended December 31, 2020 and December 31, 2019, together with the notes thereto and the independent auditor’s report thereon and the historical unaudited consolidated financial statements of AFF as of and for the nine months ended September 30, 2021 and 2020, together with the notes thereto, were previously filed as exhibits 99.2 and 99.3, respectively, to FirstCash’s Current Report on Form 8-K filed with the SEC on December 7, 2021 and are incorporated herein by reference.

(b) Pro forma financial information

The following unaudited pro forma financial information is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The following unaudited pro forma financial information updates that certain unaudited pro forma financial information previously filed as Exhibit 99.4 with FirstCash’s Current Report on Form 8-K filed with the SEC on December 7, 2021 to give effect to the final terms of FirstCash’s offering of its 5.625% senior notes due 2030 and to make certain other updates in connection with the final consideration and transaction expenses in connection with the AFF Acquisition.

•	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021;

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020;

•	Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2021 and 2020; and

•	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(d)	Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated as of December 17, 2021, by and among FirstCash Holdings, Inc. and certain seller parties thereto

99.1	Press release, dated December 17, 2021, announcing the closing of the acquisition of American First Finance, Inc. and completion of the holding company reorganization

99.2	Unaudited Pro Forma Condensed Combined Financial Information

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCASH HOLDINGS, INC.

By:	/s/ R. Douglas Orr

Name: R. Douglas Orr Title: Executive Vice President and Chief Financial Officer

Date: December 17, 2021

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